As filed with the Securities and Exchange Commission on July 28, 2004

Investment Company Act File No. 811-10019

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 5 (Check appropriate box or boxes)	|X|

MASTER U.S. HIGH YIELD TRUST
(Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road
Plainsboro, New Jersey 08536
(Address of Principal Executive Offices)

(609) 282-2800
(Registrant’s Telephone Number, Including Area Code:)

TERRY K. GLENN
Master U.S. High Yield Trust
P.O. Box 9011
Princeton, New Jersey 08543-9011
(Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: John A. MacKinnon, Esq. Sidley Austin Brown & Wood LLP 787 Seventh Avenue New York, New York 10019-6018	Andrew J. Donohue, Esq. Fund Asset Management, L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

          This Registration Statement has been filed by the Master U.S. High Yield Trust (the “Registrant”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

          This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Trust’s Part B is incorporated by reference into the Trust’s Part A and the Trust’s Part A is incorporated by reference into the Trust’s Part B.

          Master U.S. High Yield Trust is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with (a) Post-Effective Amendment No. 11 of the Registration Statement on Form N-1A (1933 Act File No. 333-47971 and Investment Company Act File No. 811-08699) of Merrill Lynch U.S. High Yield Fund, Inc. (the “Fund”), as filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2004, and as amended from time to time (the “Merrill Lynch Registration Statement”). Part A of the Merrill Lynch Registration Statement is the prospectus of the Fund.

           To date, the Fund invests all of its assets in beneficial interests in the Trust. The Fund is the only feeder fund that currently invests in the Trust. The Fund and any other feeder fund that may invest in the Trust are referred to herein as a “Feeder Fund.”

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PART A
JULY 28, 2004
MASTER U.S. HIGH YIELD TRUST

           Responses to items 1, 2, 3, and 8 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.    Investment Objectives, Principal Investment Strategies, and Related Risks.

          (a)  Investment Objectives

          The Trust’s primary objective is current income. As a secondary objective, the Trust seeks capital appreciation when consistent with its primary objective.

          (b)  Implementation of Investment Objectives

          Outlined below are the main strategies the Trust uses in seeking to achieve its objectives.

        The Trust invests primarily in a diversified portfolio of fixed income securities, such as corporate bonds and notes, convertible securities and preferred stock. The Trust normally expects to invest over 90% of its assets in fixed income securities.

        Under normal circumstances, the Trust will invest at least 80% of its net assets in fixed income securities that are rated in the lower rating categories of the established rating services (below Baa by Moody’s Investors Service Inc. (“Moody’s”) or below BBB by Standard & Poor’s (“S&P”)) or in unrated securities that Trust management believes are of comparable quality, and at least 80% of its net assets in securities issued by U.S. companies. For this purpose, net assets includes any borrowings for investment purposes. These policies are non-fundamental policies of the Trust and may not be changed without 60 days prior notice to shareholders. Securities rated below investment grade are commonly called “junk bonds.” The Trust may invest up to 100% of its assets in junk bonds. Although junk bonds generally have higher yields than higher-rated securities, they are high risk investments that may not pay interest or return principal as scheduled. The Trust may buy higher-rated securities when Trust management believes the Trust can achieve a substantial reduction in risk of loss with only a relatively small decrease in yield.

          Other than with respect to distressed securities, the Trust does not intend to invest in securities in the lowest rating categories (Ca or below for Moody’s and CC or below for S&P) unless Trust management’s own credit analysis suggests that the issuer of the security has a stronger credit standing than suggested by the ratings.

          Trust management considers the ratings assigned by rating agencies as one factor in performing its own independent credit analysis. The Trust’s ability to achieve its stated investment objectives and goals depends to a greater extent on independent credit analysis than funds that invest in higher-rated securities. To analyze a security, Trust management looks at both the issuer and at general business conditions.

          With respect to the issuer, Trust management looks at, among other things:

•	Financial condition
•	Cash flow and borrowing needs
•	Whether the company has attracted reputable equity investors or sponsors
•	Value of assets
•	Management strength
•	Ability to respond to changes in business conditions
•	Results of operations
•	Visibility in the market, because securities of companies that are less well known may be less liquid

           Trust management also looks at general business conditions, including:

•	Expected changes in the general economy and interest rates
•	Economic outlook for specific industries
•	Availability of new investment opportunities

          The Trust will sell a portfolio security if, in the judgment of Trust management, the security appears to be overvalued relative to its credit quality, if a new issue offers greater yield and better value, or if the security has limited call protection and another security offers better call protection.

Other Strategies. In addition to the main strategies outlined above, the Trust may also use certain other investment strategies.

          Under unusual market or economic conditions, the Trust may, for temporary defensive purposes, invest up to 100% of its assets in U.S. Government securities, certificates of deposit, bankers’ acceptances, commercial paper rated in the highest rating category by a recognized rating service, cash or other high quality fixed income securities that Trust management believes are consistent with a defensive posture. The yield on such securities may be lower than the yield on lower-rated fixed income securities. Temporary defensive positions may limit the ability for the Trust to achieve its investment objectives and inhibit any potential increase in the value of Trust shares.

           The Trust may also invest up to:

•	15% of its assets in secondary market purchases of corporate loans
•	10% of its assets in distressed securities
•	10% of its assets in foreign securities

           The Trust does not intend to invest in common stock or other equity securities other than preferred stock and convertible securities. However, the Trust may acquire and hold equity securities (or rights to acquire such securities) offered as part of a unit in conjunction with fixed income securities or in connection with an amendment, waiver, conversion or exchange of fixed income securities, in connection with the bankruptcy or workout of a distressed fixed income security, or upon the exercise of a right or warrant obtained on account of a fixed income security.

          The Trust will limit its investments in foreign securities to issuers, a majority of whose assets, or whose executive offices, are located in a country that is a member of the Organisation For Economic Co-operation and Development.

          Among the debt securities in which the Trust may invest are credit linked notes, structured notes or other instruments evidencing interests in special purpose vehicles, trusts or other entities that hold or represent interests in debt securities.

          The Trust may, to a limited extent, purchase or sell certain derivative securities, including forward contracts, futures contracts and options thereon, indexed securities, interest rate swaps and credit default swaps, either for hedging purposes, including anticipatory hedges, or to seek to increase the Trust’s returns. The Trust may also, to a limited extent, purchase or sell options on debt securities — either for hedging purposes or for non-hedging purposes intended to increase the Trust’s returns.

        The Trust may make short sales of securities, either as a hedge against potential declines in value of a portfolio security or to realize appreciation when a security that the Trust does not own declines in value.

        The Trust will not make a short sale if, after giving effect to such sale, the market value of all securities sold short exceeds 10% of the value of its total assets.

        The Trust may also make short sales “against the box” without being subject to such limitations. In this type of short sale, at the time of the sale, the Trust owns or has the immediate and unconditional right to acquire the identical security at no additional cost.

          The Trust may invest uninvested cash balances in affiliated money market funds and may lend its portfolio securities.

          (c)  Risks

          As with any fund, there can be no guarantee that the Trust will meet its investment objectives, or that the Trust’s performance will be positive over any period of time. Investors may lose money investing in the Trust.

          Set forth below are the main risks of investing in the Trust:

          Market Risk and Selection Risk — Market risk is the risk that a market in which the Trust invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Trust management selects will underperform the markets, the relevant indices or other funds with similar investment objectives and investment strategies.

          Credit Risk — Credit risk is the risk that the issuer of a bond or other fixed-income security will be unable to pay the interest or principal when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Fund’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation. Junk bonds are more exposed to credit risk than are investment grade bonds.

          Interest Rate Risk — Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities. To the extent the Fund invests a substantial portion of its assets in fixed income securities with longer term maturities, rising interest rates may cause the value of the Fund’s investments to decline significantly.

          Junk Bonds —  Although junk bonds generally pay higher rates of interest than investment grade bonds, they are high risk investments that may cause income and principal losses for the Trust. The major risks in junk bond investments include:

•	Junk bonds may be issued by less creditworthy companies. Issuers of junk bonds may have a larger amount of outstanding debt relative to their assets than issuers of investment grade bonds. In the event of an issuer’s bankruptcy, claims of other creditors may have priority over the claims of junk bond holders, leaving few or no assets available to repay junk bond holders. Prices of junk bonds are subject to extreme price fluctuations. Adverse changes to the issuer’s industry and general economic conditions may have a greater impact on the prices of junk bonds than on other higher rated fixed income securities. Issuers of junk bonds may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.

•	Junk bonds frequently have redemption features that permit an issuer to repurchase the security from the Trust before it matures. If the issuer redeems junk bonds, the Trust may have to invest the proceeds in bonds with lower yields and may lose income.

•	Junk bonds may be less liquid than higher rated fixed income securities, even under normal economic conditions. There are fewer dealers in the junk bond market, and there may be significant differences in the prices quoted for junk bonds by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Trust’s securities than in the case with securities trading in a more liquid market.

•	The Trust may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer.

The Trust also may be subject to certain other risks associated with its investments and investment strategies, including:

          Corporate Loans — Commercial banks and other financial institutions make corporate loans to companies that need capital to grow or restructure. Borrowers generally pay interest on corporate loans at rates that change in response to changes in market interest rates or the prime rates of U.S. banks or the London Interbank Offered Rate (“LIBOR”). As a result, the value of corporate loan investments generally is less responsive than fixed rate notes or bonds to shifts in market interest rates. Because the trading market for corporate loans is less developed than the secondary market for bonds and notes, the Trust may experience difficulties from time to time in selling its corporate loans. Borrowers frequently provide collateral to secure repayment of these obligations. Leading financial institutions often act as agent for a broader group of lenders, generally referred to as a “syndicate.” The syndicate’s agent arranges the corporate loans, holds collateral and accepts payments of principal and interest. By investing in a corporate loan, the Trust becomes a member of the syndicate. If the agent develops financial problems, the Trust may not recover its investment.

          The corporate loans in which the Trust invests can be expected to provide higher yields than bonds and notes that have investment grade ratings, but may be subject to greater risk of loss of principal and income. Borrowers do not always provide collateral for corporate loans, and when there is collateral, the value of the collateral may not completely cover the borrower’s obligations at the time of a default. If a borrower files for protection from its creditors under the U.S. bankruptcy laws, these laws may limit the Trust’s rights to its collateral. In addition, the value of collateral may erode during a bankruptcy case. In the event of a bankruptcy, the holder of a corporate loan may not recover its principal, may experience a long delay in recovering its investment and may not receive any interest during the delay.

          Distressed Securities — The Trust may invest in distressed securities. Distressed securities are speculative and involve substantial risks. Generally, the Trust will invest in distressed securities when Trust management believes they offer significant potential for higher returns or can be exchanged for other securities that offer this potential. However, there can be no assurance that the Trust will achieve these returns or that the issuer will make an exchange offer or adopt a plan of reorganization. The Trust will generally not receive interest payments on the distressed securities and may incur costs to protect its investment. In addition, distressed securities involve the substantial risk that principal will not be repaid. Distressed securities and any securities received in an exchange may be subject to restrictions or resale.

          Illiquid Securities — The Trust may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at current value. If the Trust buys illiquid securities, it may be unable to quickly resell them or may be able to sell them only at a price below current value.

        Restricted Securities — Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that have not been registered under the applicable securities laws. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market.

        Restricted securities may be illiquid. The Trust may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Trust may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Trust management receives material adverse nonpublic information about the issuer, the Trust may not be able to sell securities.

          Convertibles —  Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like that of regular debt securities; that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

          Foreign Market Risk — The Trust may invest in companies located in countries other than the United States. This may expose the Trust to risks associated with foreign investments.

•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions

•	Foreign holdings may be adversely affected by foreign government action

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

          Derivatives — The Trust may use derivatives. Derivatives are financial instruments whose value is derived from another security, a commodity (such as gold or oil) or an index such as the S&P 500. Derivatives allow the Trust to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

•	Credit Risk — the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Trust.

•	Currency Risk — the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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•	Leverage Risk — the risk associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.
•	Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

          Swap Agreements — Swap agreements involve the risk that the party with whom the Trust has entered into the swap will default on its obligation to pay the Trust and the risk that the Trust will not be able to meet its obligation to pay the other party to the agreement.

          Repurchase Agreements — The Trust may invest in obligations which are subject to repurchase agreements with any member bank of the Federal Reserve System or primary dealer in U.S. Treasury Securities. The bank or dealer agrees to repurchase the security from the Trust at a set time and price, which sets the yield. If the bank or dealer defaults, the Trust may suffer time delays and incur costs and possible losses.

           When Issued Securities, Delayed-Delivery Securities and Forward Commitments — When issued and delayed-delivery securities and forward commitments involve the risk that the security the Trust buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Trust both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

          Standby Commitment Agreements — The Trust may enter into standby commitment agreements. These agreements commit the Trust, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Trust at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Trust is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Trust will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Trust. The Trust will limit its investments in standby commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of its net assets taken at the time of the commitment. The Trust segregates liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

        Short Sales — Because making short sales in securities that it does not own exposes the Trust to risks associated with those securities, such short sales involve speculative exposure risk. As a result, if the Trust makes short sales in securities that increase in value, it will likely underperform similar mutual funds that do not make short sales in securities they do not own. The Trust will incur a loss as a result of a short sale if the price of the security increases between the date of the short sale and the date on which the Trust replaces the borrowed security. The Trust will realize a gain if the security declines in price between those dates. There can be no assurance that the Trust will be able to close out a short sale position at any particular time or at an acceptable price. Although the Trust's gain is limited to the amount at which it sold a security short, its potential loss is limited only by the maximum attainable price of the security, less the price at which the security was sold. The Trust may also pay transaction costs and borrowing fees in connection with short sales.

          Borrowing and Leverage Risk — The Trust may borrow for temporary or emergency purposes, including to meet redemptions or for other lawful purposes, other than leverage. Borrowing may exaggerate changes in the net asset value of the Trust’s shares and the yield on the Trust’s portfolio. Borrowing will cost the Trust interest expense and other fees. The costs of borrowing may reduce the Trust’s return. Certain securities that the Trust buys may create leverage including, for example, when issued and delayed delivery securities, indexed and inverse securities, forward commitments, futures contracts and options, warrants and repurchase agreements. The use of investments that create leverage subjects the Trust to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

          Securities Lending — The Trust may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Trust may lose money and there may be a delay in recovering the loaned securities. The Trust could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Trust.

Item 5.    Management, Organization, and Capital Structure.

          (a)(1)  Investment Manager

          Fund Asset Management, L.P., (“FAM or the “Manager”) 800 Scudders Mill Road, Plainsboro, New Jersey 08536-9011, manages the Trust’s investments under the overall supervision of the Board of Trustees of the Trust. The Management Agreement between the Trust and the Manager gives the Manager the responsibility for making all investment decisions for the Trust.

          The Trust pays the Manager a fee at the annual rate of 0.35% of the average daily net assets of the Trust.

          The Manager was organized as an investment adviser in 1977 and offers investment advisory services to more than 50 registered investment companies. The Manager and its affiliates had approximately $488 billion in investment company and other portfolio assets under management as of June, 2004.

          The investment activities of the Manager and its affiliates in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage the Trust and its shareholders. The Manager provides investment management services to other Trusts and discretionary managed accounts that follow an investment program similar to that of the Trust. Merrill Lynch (including, for these purposes, the Manager, Merrill Lynch & Co., Inc. and their affiliates, Directors, partners, trustees, managing members, officers and employees), is a diversified global financial services firm involved with a broad spectrum of financial services and asset management activities, that may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Trust. Merrill Lynch’s trading activities are carried out without reference to positions held directly or indirectly by the Trust and may result in Merrill Lynch having positions that are adverse to those of the Trust. Merrill Lynch is not under any obligation to share any investment opportunity, idea or strategy with the Trust. As a result, Merrill Lynch may compete with the Trust for appropriate investment opportunities. In addition, the Trust may invest in securities of companies with which Merrill Lynch has or is trying to develop investment banking relationships. The Trust also may invest in securities of companies for which Merrill Lynch provides or may some day provide research coverage.

          Under a securities lending program approved by the Trust’s Board of Directors, the Trust has retained an affiliate of the Manager to serve as the securities lending agent for the Trust to the extent that the Trust engages in the securities lending program. For these services, the lending agent may receive a fee from the Trust, including a fee based on the returns earned on the Trust’s investment of the cash received as collateral for the loaned securities. In addition, the Trust may make brokerage and other payments to Merrill Lynch in connection with the Trust’s portfolio investment transactions.

          The Trust’s activities may give rise to other conflicts of interest that could disadvantage the Trust and its shareholders. See the Statement of Additional Information for further information.

          (a)(2) Portfolio Managers

          B. Daniel Evans has been the Trust’s Portfolio Manager since 2001. Mr. Evans has been a Managing Director of Merrill Lynch Investment Managers (“MLIM”) since 2004 and was a Director thereof from 2000 to 2004 and was a Vice President from 1995 to 2004. He has been a portfolio manager with MLIM since 2001.

          (b)  Capital Stock

          The Trust is an open-end management investment company that was organized on June 12, 2000 as a statutory trust under the laws of the State of Delaware. Beneficial interests in the Trust are issued solely in private placement transactions which do not involve any “public offering” within the meaning of Regulation D under the 1933 Act. Investments in the Trust may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Trust, Feeder Funds would be entitled to their pro rata share of the assets of the Trust that are available for distribution.

          Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund could have more voting power than a smaller feeder fund over the operations of the Trust. A feeder fund may withdraw from the Trust at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the feeder fund's assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust.

          Investments in the Trust may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the Trust at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Trust, please see Item 6 herein.

Item 6.    Shareholder Information.

          (a)  Pricing of Beneficial Interests in the Trust.

          The aggregate net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

          (b)  Purchase of Beneficial Interests in the Trust.

          Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank or, in the case of a Feeder Fund’s initial investment, in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Trust).

          The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

          (c)  Redemption of Beneficial Interests in the Trust.

          A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Securities and Exchange Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

          (d)  Dividends and Distributions. Not Applicable

          (e)  Tax Consequences.

          Because the Trust intends to operate as a partnership for Federal income tax purposes, the Trust will not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder (the “Code”).

Item 7.    Distribution Arrangements.

          (a)  Sales Loads. Not Applicable.

          (b)  12b-1 Fees. Not Applicable.

          (c)  Multiple Class and Master/Feeder Funds.

          The Trust is part of a master/feeder structure. Members of the general public may not purchase beneficial interests in the Trust. However, the Trust may sell beneficial interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the Trust and will pay a proportionate share of the Trust’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

          The Trustees of the Trust believe that the “master/feeder” fund structure may enable the Trust to reduce costs through economies of scale. A larger investment portfolio for the Trust may reduce certain transaction costs to the extent that contributions to and redemptions from the Trust’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

          A Feeder Fund’s investment in the Trust may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Trust or withdraws from the Trust, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Trust if the Trust voted to change its investment objective, policies or limitations in a manner not acceptable to the Directors of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Trust may affect the investment performance of the Feeder Fund and the Trust.

           The Trust normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Trust. When a Feeder Fund is requested to vote on matters pertaining to the Trust, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Trust proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Merrill Lynch Registration Statement under “Master/Feeder Structure.”

PART B
July 28, 2004
MASTER U.S. HIGH YIELD TRUST

Item 9.    Cover Page and Table of Contents.

          This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Master U.S. High Yield Trust (the “Trust”), dated July 28, 2004, as it may be revised from time to time (the “Trust’s Part A”). The Trust’s Part A is incorporated herein by reference and this Part B is incorporated by reference in the Trust’s Part A.

          As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Registration Statement on Form N-1A (1933 Act File No. 333-47971 and Investment Company Act File No. 811-08699) of Merrill Lynch U.S. High Yield Fund, Inc. (the “Fund”), as amended to date (the “Merrill Lynch Registration Statement”). This Registration Statement should be read in conjunction with the Merrill Lynch Registration Statement. Part A of the Merrill Lynch Registration Statement includes the prospectus of the Fund. Part B of the Merrill Lynch Registration Statement includes the statement of additional information of the Fund.

          The Trust is part of a “master/feeder” structure. The Fund invests all of its assets in beneficial interests in the Trust. The Fund is the only feeder fund that invests in the Trust. The Fund and any other feeder fund that may invest in the Trust from time to time are referred to herein as “Feeder Funds.”

Item 10.     Trust History.

          Information relating to the history of the Trust is incorporated herein by reference to Item 5 of the Trust’s Part A.

Item 11.    Description of the Trust and Its Investments and Risks.

          The following information supplements and should be read in conjunction with Item 4 of the Trust’s Part A.

          Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of the Trust, the types of securities purchased by the Trust, the investment techniques used by the Trust, and certain risks relating thereto, as well as other information relating to the Trust’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Risks and Considerations” in Part B of the Merrill Lynch Registration Statement.

Item 12.    Management of the Trust.

          (a)  Management Information

          The Trustees of the Trust consist of seven individuals, six of whom are not “interested persons” of the Trust as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “non-interested Trustees”). The same individuals serve as Directors of the Fund and are sometimes referred to herein as the “non-interested Directors/Trustees.” The Trustees of the Trust are responsible for the overall supervision of the operations of the Trust and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

          (b)  Board of Trustees

          Each non-interested Trustee is a member of the Trust’s Audit and Oversight Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Trust management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Trust; (ii) discuss with the independent accountants certain matters relating to the Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accounts or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Trust’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Trust’s accounting and financial reporting policies and practices and internal controls and Trust management’s responses thereto. The Board of the Trust has adopted a written charter for the Audit Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met four times during the fiscal year ended March 31, 2004.

        Each non-interested Trustee is also a member of the Trust's Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Trust's non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Trust interest holders or stockholders of the Feeder Fund as it deems appropriate. Interest holders in the Trust or stockholders of the Feeder Fund who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and met once during the Trust's fiscal year ended March 31, 2004.

          Biographical Information.    Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by Fund Asset Management, L.P. (“FAM” or the “Manager”), Merrill Lynch Investment Managers, L.P. (“MLIM”) or their affiliates, (“MLIM/FAM advised funds”), and other public directorships:

Name, Address* & Age of Trustee	Position(s) Held with Trust	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships Held by Trustee
Ronald W. Forbes (63)	Trustee	Trustee since 2000	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000; and Professor thereof from 1989 to 2000; International Consultant, Urban Institute, Washington D.C., from 1995 to 1999.	49 registered investment companies consisting of 49 portfolios	None

Cynthia A. Montgomery (51)	Trustee	Trustee since 2000	Professor, Harvard Business School since 1989; Associate Professor, J.L. Kellogg Graduate School of Management, Northwestern University from 1985 to 1989; Associate Professor, Graduate School of Business Administration, the University of Michigan from 1979 to 1985.	49 registered investment companies consisting of 49 portfolios	NewellRubbermaid Inc. (manufacturing)

Kevin A. Ryan (71)	Trustee	Trustee since 2000	Founder and currently Director Emeritus of The Boston University Center for the Advancement of Ethics and Character and Director thereof from 1989 to 1999; Professor from 1982 to 1999 and currently Professor Emeritus of Education of Boston University; formerly taught on the faculties of The University of Chicago, Stanford University and Ohio State University.	49 registered investment companies consisting of 49 portfolios	None

Roscoe S. Suddarth (68)	Trustee	Trustee since 2000	President, Middle East Institute from 1995 to 2001; Foreign Service Officer, United States Foreign Service from 1961 to 1995; Career Minister, from 1989 to 1995; Deputy Inspector General, U.S. Department of State, from 1991 to 1994; U.S. Ambassador to the Hashemite Kingdom of Jordan, from 1987 to 1990.	49 registered investment companies consisting of 49 portfolios	None

Richard R. West (66)	Trustee	Trustee since 2000	Professor of Finance since 1984, Dean from 1984 to 1993 and currently Dean Emeritus of New York University Leonard N. Stern School of Business Administration.	49 registered investment companies consisting of 49 portfolios	Bowne & Co., Inc. (financial printers); Vornado Realty Trust (real estate holding company); Vornado Operating Company (real estate company); Alexander’s Inc. (real estate company)

Name, Address* & Age of Trustee	Position(s) Held with Trust	Term of Office and Length of Time Served**	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships Held by Trustee

Edward D. Zinbarg (69)	Trustee	Trustee since 2000	Self employed financial consultant since 1994; Executive Vice President of the Prudential Insurance Company of America from 1988 to 1994; Former Director of Prudential Reinsurance Company and former Trustee of the Prudential Foundation.	49 registered investment companies consisting of 49 portfolios	None

*	The address for each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute.

          Certain biographical and other information relating to the Trustee who is an “interested person” of the Trust as defined in the Investment Company Act (the “interested Trustee”) and the other officers of the Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held:

Name, Address† & Age	Position(s) Held with Trust	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Other Directorships Held by Trustee
Terry K. Glenn (63)††	President and Trustee**	President and Trustee since 2000	President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President of FAM and MLIM (which terms as used herein include their corporate predecessors) from 1983 to 2000; President of FAM Distributors, Inc. (“FAMD or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of Princeton Administrators, L.P. from 1988 to 2002; Director of Financial Data Services, Inc. from 1985 to 2002.	125 registered investment companies and 159 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President and Treasurer since 2000	First Vice President of FAM and MLIM since 1997 and the Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of FAM and MLIM from 1990 to 1997; Director of Taxation of MLIM since 1990.	124 registered investment companies and 158 portfolios	None

B. Daniel Evans (57)	Vice President and Portfolio Manager	Vice President since 2001	Director of MLIM since 2000; Vice President of MLIM from 1995 to 2000.	10 registered investment companies and 9 portfolios	None

Phillip S. Gillespie (40)	Secretary	Secretary since 2003	First Vice President of MLIM since 2001; Director of MLIM from 2000 to 2001; Vice President of MLIM from 1999 to 2000; Attorney associated with MLIM since 1998; Assistant General Counsel of Chancellor LGT Asset Management Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	124 registered investment companies consisting of 158 portfolios	None

†	The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
*	Elected by and serves at the pleasure of the Board of Trustees of the Trust.
††	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his former positions with FAM, MLIM, FAMD, Princeton Services, and Princeton Administrators, L.P.
**	As a Trustee, Mr. Glenn serves until his successor is elected and qualified, until December 31 of the year in which he turns 72, or until his death, resignation, or removal as provided in the Trust’s by-laws or charter or by statute. Mr. Glenn is expected to retire as a Trustee as of October 31, 2004.

          Share Ownership.    Information relating to each Trustee’s share ownership in the Trust and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003 is set forth in the chart below:

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	over $100,000
Non-Interested Trustee:
Ronald W. Forbes	N/A	over $100,000
Cynthia A. Montgomery	N/A	over $100,000
Kevin A. Ryan	N/A	over $100,000
Roscoe S. Suddarth	N/A	over $100,000
Richard R. West	N/A	over $100,000
Edward D. Zinbarg	N/A	over $100,000

*	Interests of the Trust are not publicly offered.

          As of July 16, 2004, the officers and Trustees of the Trust as a group owned an aggregate of less than 1% of the outstanding beneficial interests in the Trust. As of December 31, 2003 none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. (“ML & Co.”).

        The Trust has entered into a Management Agreement with FAM (the “Management Agreement”). In connection with its consideration of the Management Agreement, the Board of Trustees compared the Trust’s management fee rate and expense ratios to those of comparable funds. The Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Trust by the Manager under the Management Agreement, as well as other services to be provided by the Manager and its affiliates under other agreements, and the personnel who provide these services (as set forth in Part A and Part B of this Registration Statement). In addition to management services, the Manager and its affiliates provide administrative services, shareholder services, oversight of fund accounting, assistance in meeting legal and regulatory requirements and other services necessary for the operation of the Trust. Based on their experience as Trustees of the Trust and a number of other funds advised by MLIM or its affiliates, the Trustees concluded that the services provided in all areas was of a high level and that the Trust benefits from those services. The Board also considered the Manager’s costs of providing services, and the direct and indirect benefits to the Manager from its relationship with the Trust. In connection with the Management Agreement, the benefits considered by the Board included not only the Manager’s compensation for investment advisory services and the Trust’s profitability to the Manager under the Management Agreement, but also compensation paid to the Manager or its affiliates for other, non-advisory, services provided to the Trust.

        In reviewing the Management Agreement, the Board focused on the experience, resources and strengths of the Manager and its affiliates in managing investment companies, including the Trust, that invest in fixed income securities. In particular, the Board considered the experience of the Trust’s management team in analyzing and investing in U.S. high yield securities. The Board concluded that the Manager has a high level of expertise in managing the types of investments used by the Trust and that the Trust benefits from that expertise. The Trustees, based on their experience as Trustees of the Trust and as directors of other investment companies managed by the Manager and its affiliates as well as of the Trust, also focused on the quality of the compliance and administrative staff at the Manager. The Board noted that, in addition to the analysts dedicated to the fixed income management group and the compliance personnel dedicated to the taxable fixed income management group, the Manager also has a separate administrative legal and compliance staff to ensure a high level of quality in the compliance and administrative services provided to the Trust.

       In connection with its consideration of the Management Agreement, the Board evaluated the Trust’s advisory fee rate and expense ratios as compared to those of comparable open end funds as provided by Lipper Inc. The Board compared the Trust’s management fee rate, expense ratios and historical performance to those of comparable funds. The Board took into account the various services provided to the Trust by the Manager and its affiliates, as well as the services required to manage a portfolio of U.S. high yield debt securities and the ongoing credit analysis the Trust conducts with respect to issuers. The Board noted that the Trust’s management fee rate was below the median of other funds in its category, and that the overall operating expenses of the Trust and the Fund also were below the median of other funds in their category. The Board also reviewed the Trust’s historical performance and compared it to that of other, similar funds. Based on the information reviewed and its discussions, the Board, including a majority of the non-interested Trustees, concluded that the management fee rate was reasonable in relation to the services provided.

        The Board considered whether there should be changes in the management fee rate or structure in order to enable the Trust to participate in any economies of scale that the Manager may experience as a result of growth in the Trust’s assets, and determined that such changes were not currently necessary or practicable. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

          (c)  Compensation

          The Trust and Fund pay each non-interested Director/Trustee a combined fee of $4,400 per year plus $325 per in-person meeting attended and $325 per in-person Audit Committee meeting attended. The Chairman of the Audit Committee receives an additional fee of $1,000 per year. The Trust and Fund reimburse each non-interested Director/Trustee for his or her out-of-pocket expenses relating to attendance at Board and Audit Committee meetings.

          The following table sets forth the compensation earned by the non-interested Directors/Trustees for the fiscal year ended March 31, 2004 and the aggregate compensation paid to them by all “MLIM/FAM-advised funds” to the non-affiliated Directors/Trustees for the calendar year ended December 31, 2003.

Name	Compensation from Fund/Trust	Pension or Retirement Benefits Accrued as Part of Fund/Trust Expense	Aggregate Compensation From Fund/Trust and Other MLIM/FAM- Advised Funds**
Ronald W. Forbes*	$8,000	None	$272,592
Cynthia A. Montgomery	$7,000	None	$251,925
Charles C. Reilly*†	$6,000	None	$206,617
Kevin A. Ryan	$7,000	None	$251,925
Roscoe S. Suddarth	$7,000	None	$251,925
Richard R. West	$7,000	None	$251,925
Edward D. Zinbarg	$7,000	None	$251,925

*	Chairman of the Audit Committee. Mr. Reilly served as Co-Chairman of the Audit Committee from April 1, 2003 to December 31, 2003.
**	For the number of MLIM/FAM-advised funds from which each Trustee receives compensation, see table on page B-3.
†	Mr. Reilly retired as a Trustee of the Trust effective January 1, 2004.

          (d)  Sales Loads. Not Applicable.

          (e)  Code of Ethics

          The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Trust, the Fund, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

          (f)  Proxy Voting Policies

          Information relating to the Trust’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the Merrill Lynch Registration Statement.

Item 13.    Control Persons and Principal Holders of Securities.

          As of June 30, 2004, the Fund owned 100% of the beneficial interests in the Trust.

Item 14.    Investment Advisory and Other Services.

          The following information supplements and should be read in conjunction with Item 5 in the Trust’s Part A.

          Information relating to the investment management and other services provided to the Trust or on behalf of the Trust is incorporated herein by reference to Part A of the Merrill Lynch Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Parts A and B of the Merrill Lynch Registration Statement. The following list identifies the specific sections and sub-sections in Parts A and B of the Merrill Lynch Registration Statement under which the information required by Item 14 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the Merrill Lynch Registration Statement
Item 14(a)	Part I: Management and Advisory Arrangements*
Part II: Management and Other Service Arrangements**
Item 14(c)	Part I: Management and Advisory Arrangements*
Part II: Management and Other Service Arrangements**
Item 14(d)	Part I: Management and Advisory Arrangements*
Part II: Management and Other Service Arrangements**
Item 14(e)	Not Applicable
Item 14(f)	Not Applicable
Item 14(g)	Not Applicable
Item 14(h)	Part I: Management and Advisory Arrangements*
Part A Back Cover
Part II: Management and Other Service Arrangements**

*	Excluding the subsection entitled “Transfer Agency Services.”
**	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

          FAMD, P.O. Box 9011, Princeton, New Jersey, 08543-9081, an affiliate of FAM, acts as placement agent for the Trust pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, FAMD receives no compensation for acting as placement agent for the Trust.

Item 15.    Brokerage Allocation and Other Practices.

          Information relating to portfolio turnover and brokerage allocation for or on behalf of the Trust is incorporated herein by reference to the sections entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the Merrill Lynch Registration Statement.

Item 16.    Capital Stock and Other Securities.

          The following information supplements and should be read in conjunction with Item 5(b) and Item 6 in the Trust’s Part A. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust. Upon liquidation of the Trust, Feeder Funds would be entitled to share in the assets of the Trust that are available for distribution in proportion to their investment in the Trust.

          The Trust is organized as a statutory trust under the laws of the State of Delaware. Each Feeder Fund is entitled to a vote in proportion to its investment in the Trust. Each Feeder Fund will participate in the earnings, dividends and assets of the Trust in accordance with their pro rata interests in the Trust. No certificates are issued.

          Each investor is entitled to a vote, with respect to matters affecting the Trust, in proportion to the amount of its investment in the Trust. Investors in the Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Trust may elect all of the Trustees of the Trust if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trust’s Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust without a vote of the interest holders.

Item 17.    Purchase, Redemption and Pricing of Securities.

          The following information supplements and should be read in conjunction with Item 6 and Item 7 in the Trust’s Part A.

          (a)  Purchase of Beneficial Interests in the Trust.

        The net asset value of the Trust is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m. Eastern time. Any assets or liabilities initially expressed in terms of foreign currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

          The aggregate net asset value of the Trust is the value of the securities held by the Trust plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily. Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Trust by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE on the next determination of net asset value of the Trust.

        Securities that are held by the Trust that are traded on stock exchanges or the NASDAQ National Market are valued at the last sale price or official close price on the exchange, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where equity securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of Directors of the Fund. Long positions traded in the over-the-counter (“OTC”) market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Short positions traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market.

         When the Trust writes an option, the amount of the premium received is recorded on the books of the Trust as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options written are valued at the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Swap agreements are valued daily based upon quotations from market makers. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price as of the close of such exchanges. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Manager believes that this method no longer produces fair valuations.

        Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of a Trust’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of a Trust’s net asset value. If events (for example, a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by a Trust’s Board of Trustees or by the Manager using a pricing service and/or procedures approved by the Trust’s Board of Trustees.

        Each investor in the Trust may add to or reduce its investment in the Trust on each day the NYSE is open for trading. The value of each investor’s interest in the Trust will be determined after the close of business on the NYSE by multiplying the net asset value of the Trust by the percentage, effective for that day, which represents that investor’s share of the aggregate interests in the Trust. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate beneficial interests in the Trust will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Trust as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Trust effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Trust as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Trust by all investors in the Trust. The percentage so determined will then be applied to determine the value of the investor’s interest in the Trust after the close of business of the NYSE or the next determination of net asset value of the Trust.

          Beneficial interests in the Trust are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Trust may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

          There is no minimum initial or subsequent investment in the Trust. However, because the Trust intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Trust’s custodian bank by a Federal Reserve Bank or in marketable securities acceptable to the Manager and consistent with the investment objective, policies and restrictions of the Trust).

           The Trust reserves the right to stop accepting investments from any Feeder Fund or to reject any investment order.

          A Feeder Fund may withdraw all or any portion of its investment in the Trust on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Trust. When a request is received in proper form, the Trust will redeem a Feeder Fund’s interests at the next determined net asset value. The Trust will make payment for all interests redeemed within seven days after receipt by the Trust of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Trust may not be transferred.

          (b) Fund Reorganizations. Not applicable.

          (c) Offering Price. Not Applicable.

Item 18.    Taxation of the Trust.

          Because the Trust intends to qualify as a partnership for Federal income tax purposes, the Trust should not be subject to any income tax. Based upon the status of the Trust as a partnership, a Feeder Fund will take into account its share of the Trust’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability. The determination of a Feeder Fund’s share of the Trust’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

          The Trust’s fiscal year end is March 31. Although the Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.

          It is intended that the Trust’s assets, income and distributions will be managed in such a way that an investor in the Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Trust. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of income, gain, loss, deduction and credit of the Trust as they are taken into account by the Trust.

          The Trust may invest in futures contracts or options. Certain options and futures contracts and foreign currency contracts are “section 1256 contracts.” Any gains or losses on section 1256 contracts are generally considered 60% long-term and 40% short-term capital gains or losses (“60/40” gains or losses). Also, section 1256 contracts held by the Trust at the end of each taxable year are marked to market, i.e., treated for Federal income tax purposes as being sold on the last business day of such taxable year for their fair market value. The resulting mark-to-market gains or losses are also treated as 60/40 gains or losses. When the section 1256 contract is subsequently disposed of, the resulting actual gain or loss will be adjusted by the amount of any year-end mark-to-market gain or loss previously taken into account.

          Foreign currency gains or losses on non-U.S. dollar denominated bonds and other similar debt instruments and on any non-U.S. dollar denominated futures contracts, options and forward contracts that are not section 1256 contracts generally will be treated as ordinary income or loss.

          Certain hedging transactions undertaken by the Trust may result in “straddles” for Federal income tax purposes. The straddle rules contained in Code Section 1092 and the regulations thereunder may affect the character of gains (or losses) realized by the Trust with respect to property held in a straddle. In addition, it may be required that losses realized by the Trust on positions that are part of a straddle be deferred, rather than taken into account in calculating taxable income for the taxable year in which such losses are realized. The Trust may make one or more of the elections available under the Code which are applicable to straddles. If the Trust makes any of the elections, the amount, character and timing of the recognition of gains or losses from the affected straddle positions will be determined under rules that vary according to the elections made. The rules applicable under certain of the elections operate to accelerate the recognition of gains or losses from the affected straddle positions. Additionally, Section 1258 of the Code, applicable to “conversion transactions” or Section 1259, applicable to “constructive sales,” may apply to certain Trust transactions (including straddles) to change the character of capital gains to ordinary income or to require the recognition of income prior to the economic recognition of such income.

          The Trust may be subject to a tax on dividend or interest income received from securities of a non-U.S. issuer withheld by a foreign country at the source. The United States has entered into tax treaties with many foreign countries which may entitle the Trust to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Trust’s assets to be invested within various countries is not known.

          The Trust is to be managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Trust level. Thus, consistent with its investment objectives, the Trust will meet the income and diversification of assets tests of the Code applicable to RICs. The Trust and the Fund have received a private letter ruling from the IRS to the effect that, because the Trust is classified as a partnership for tax purposes, the Fund will be entitled to look to the underlying assets of the Trust in which it has invested for purposes of satisfying various requirements of the Code applicable to RICs. The IRS has issued published guidance to the same effect which may be relied upon by other feeder funds if certain requirements are met. If any of the facts supporting reliance on the ruling or the IRS published guidance change in any material respect (e.g., if the Trust were required to register its interests under the 1933 Act), then each Feeder Fund’s Board of Directors will determine, in their discretion, the appropriate course of action for such Fund. One possible course of action would be to withdraw the Feeder Fund’s investments from the Trust and to retain an investment adviser to manage such Feeder Fund’s assets in accordance with the investment policies applicable to that Feeder Fund.

          The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. The Trust intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Trust’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

          Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Trust.

Item 19.    Underwriters.

          The placement agent for the Trust is FAMD. FAMD receives no compensation for acting as placement agent for the Trust.

Item 20.    Calculation of Performance Data.

          Not Applicable.

Item 21.    Financial Statements.

          The audited financial statements of the Trust are incorporated in this Part B by reference to the 2004 Annual Report of the Fund. You may request a copy of the Annual Report at no charge by calling (800) 637-3863 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

PART C.    OTHER INFORMATION

Item 22.     Exhibits.

Exhibit Number

1(a)	—	Certificate of Trust.(c)

(b)	—	Declaration of Trust, dated June 9, 2000.(d)

2	—	By-Laws of the Registrant.(e)

3	—	Portions of the Amended and Restated Declaration of Trust and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(a)

4	—	Form of Investment Advisory Agreement between the Registrant and Fund Asset Management, L.P.(f)

5	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

6	—	None.

7	—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(g)

8(a)(1)	—	Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(b)

(a)(2)	—	Form of Second Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(i)

(a)(3)	—	Form of Third Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(j)

(a)(4)	—	Form of Fourth Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties.(k)

(b)	—	Form of Placement Agent Agreement between the Registrant and FAM Distributors, Inc.(f)

(c)	—	Form of Subscription Agreement for the acquisition of an interest in the Registrant.(f)

(d)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisers LLC (now MLIM LLC), dated August 10, 2001(l)

9	—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

10	—	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.

11	—	None.

12(a)	—	Certificate of Merrill Lynch U.S. High Yield Fund, Inc.(f)

(b)	—	Certificate of Mercury U.S. High Yield Fund, Inc.(f)

13	—	None.

14	—	None.
15	—	Code of Ethics.(h)
16	—	Power of Attorney.(m)

(a)	Reference is made to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9 and 5.10), Article VI, Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3 and 8.6), Article IX, Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.2, 11.4 and 11.6) of the Registrant’s Declaration of Trust, filed as Exhibit 1(b) to the Registration Statement; the Certificate of Trust, filed as Exhibit 1(a) to the Registration Statement; and Article I, Article III (Sections 3.7 and 3.10) and Article VI (Section 6.2) of the Registrant’s By-Laws, filed as Exhibit 2 to the Registration Statement.
(b)	Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed on December 14, 2000.
(c)	Filed on August 1, 2000 as Exhibit 1(a) to the Registrant's Registration Statement on Form N-1A (File No. 811-10019) (the “Registration Statement”) under the Investment Company Act of 1940, as amended.
(d)	Filed on August 1, 2000 as Exhibit 1(b) to the Registration Statement.
(e)	Filed on August 1, 2000 as Exhibit 2 to the Registration Statement.
(f)	Filed on September 1, 2000 as an exhibit to Amendment No. 1 to the Registration Statement.
(g)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement of Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust, on Form N-1A (File No. 33-4987 filed on October 30, 2001.
(h)	Incorporated by reference to Exhibit 15 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Inflation Protected Fund (File No. 33-110936) filed on November 22, 2003.
(i)	Incorporated by reference to Exhibit (b)(2) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
(j)	Incorporated by reference to Exhibit (b)(3) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 13, 2002.
(k)	Incorporated by reference to Exhibit 8(c)(4) to Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Merrill Lynch Global Growth Fund, Inc. (File No. 333-32899), filed on December 4, 2003.
(l)	Incorporated by reference to Exhibit 8(f) to Post-Effective Amendment No. 5 to the Registration Statement on Form N-1A of Merrill Lynch Global Technology Fund, Inc. (File No. 333-48929), filed on July 24, 2002.
(m)	Incorporated by reference to Exhibit 16 to Post-Effective Amendment No. 17 to the Registration Statement on Form N-1A of Merrill Lynch Utilities and Telecommunications Fund, Inc. (File No. 33-37103), filed on March 24, 2004.

 Item 23.    Persons Controlled By or Under Common Control With The Trust.

          Not Applicable.

Item 24.    Indemnification.

          Reference is made to Section 17(h) and (i) of the Investment Company Act of 1940, as amended (the “1940 Act”), and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Declaration of Trust (the “Declaration of Trust”) (Exhibit 1(b) to this Registrant Statement), Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the 1940 Act.

          Article VIII, Section 8.1 provides, inter alia, that no Trustee, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Trustee, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

          Article VIII, Section 8.2 of the Registrant’s Declaration of Trust provides:

          The Trust shall indemnify each of its Trustees, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Trustees. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Trust Property. The Trustees may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Trust to any Trustee, officer, employee or agent shall be made only upon the undertaking by such Trustee, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

          (a) the Trustee, officer, employee or agent to be indemnified provides a security for his undertaking; or

          (b) the Trust shall be insured against losses arising by reason of any lawful advances; or

          (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Trustee, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

          (i) a majority of a quorum of Trustees who are neither Interested Persons of the Trust nor parties to the Proceedings; or

           (ii) an independent legal counsel in a written opinion.

          Article VIII, Section 8.3 of the Registrant’s Declaration of Trust further provides:

          Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Trustee or officer of the Trust from any liability to the Trust or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Manager to the Trust against any liability to the Trust to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Trust, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Manager to the Trust.

          As permitted by Article VIII, Section 8.6, the Registrant may insure its Trustees and officers against certain liabilities, and certain costs of defending claims against such Trustees and officers, to the extent such Trustees and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Trustees and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Trustee or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

          The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 25.    Business and Other Connections of The Manager.

          See Item 5 in the Trust’s Part A and Item 14 in Part B of the Trust’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 25 in Part C of the Registration Statement on Form N-1A of the Fund (File Nos. 333-47971 and 811-08699).

Item 26.    Principal Underwriters.

          FAMD acts as placement agent for the registrant and as placement agent or principal underwriter for each of the following open-end registered investment companies including the Registrant: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Value Opportunities Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc. and Merrill Lynch Principal Protected Trust. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

          (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081.

Name	Position(s) and Office(s) with FAMD	Position(s) and Office(s) with Registrant

Andrew J. Donohue	President	None

Michael G. Clark	Treasurer and Director	None

Thomas J. Verage	Director	None

Donald C. Burke	Vice President	Vice President and Treasurer

          (c) Not applicable.

Item 27.    Location of Accounts and Records.

          All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act, as amended, and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536).

Item 28.    Management Services.

          Other than as set forth or incorporated by reference in Item 5 of the Trust’s Part A and Item 12 and Item 14 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29.    Undertakings.

          Not applicable.

SIGNATURES

          Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 28th day of July, 2004.

MASTER U.S HIGH YIELD TRUST (Registrant)

By:	/s/ DONALD C. BURKE
(Donald C. Burke, Vice President and Treasurer)

INDEX TO EXHIBITS

Exhibit Number		Description

10	—	Consent of Deloitte & Touche LLP, independant registered public accounting firm for the Registrant.